                                   EXHIBIT 99

                          [MERCHANTS GROUP, INC. LOGO]

         MERCHANTS GROUP, INC., 250 MAIN STREET, BUFFALO, NEW YORK 14202

FOR IMMEDIATE RELEASE
Contact: Kenneth J. Wilson
Telephone: (716) 849-3101

                       ** MERCHANTS GROUP REPORTS EARNINGS
                       FOR THE QUARTER ENDED JUNE 30, 2003
                       AND DECLARES QUARTERLY DIVIDEND **

         BUFFALO, N.Y., July 31, 2003 -- MERCHANTS GROUP, INC. (AMEX-MGP) announced results for the quarter and six months ended June 30, 2003 and declared a quarterly dividend.

         For the second quarter of 2003 Merchants Group, Inc. (the Company) reported net income of $2,523,000 ($1.20 per diluted share) compared to $1,704,000 ($.81 per diluted share) in 2002. For the six months ended June 30, 2003 the Company earned $1.30 per diluted share on net income of $2,739,000 compared to $.86 per diluted share on net income of $1,846,000 for the same period in 2002. The higher earnings for the second quarter and six months reflect the impact of higher realized gains from the sale of investments and a change in New York State law related to the taxation of insurance companies.

         The financial statements and results for 2003 reflect the effects of the Services Agreement and the Reinsurance Pooling Agreement between the Company and its wholly-owned insurance

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Merchants Group, Inc. through its wholly owned subsidiary, Merchants Insurance
Company of New Hampshire, Inc., provides property and casualty insurance services to businesses and individuals throughout the northeastern and mid-atlantic United States.
--------------------------------------------------------------------------------
subsidiary, Merchants Insurance Company of New Hampshire, Inc. (MNH), and Merchants Mutual Insurance Company (Mutual), effective January 1, 2003. The Services Agreement calls for Mutual to provide underwriting, administrative, claims and investment services to the Company and MNH. The Reinsurance Pooling Agreement provides for the pooling, or sharing, of insurance business traditionally written by Mutual and by MNH on or after the effective date. MNH's share of pooled (combined Mutual and MNH) premiums earned and of losses and loss adjustment expenses (LAE) for 2003 in accordance with the Reinsurance Pooling Agreement is 40%. In addition to comparisons of the Company's share of pooled premiums for 2003 to its unpooled premiums for the same period of 2002, this earnings release includes comparisons of the pooled, or combined Mutual and MNH premiums written for 2003 to the combined business of Mutual and MNH for the same period in 2002, even though the companies were not party to a reinsurance pooling agreement in 2002.

Second Quarter Comparisons:
---------------------------

     Revenues for the second quarter of 2003 were $20,572,000, a 20% decrease from $25,816,000 recorded in the same period in 2002. Net premiums earned decreased $5,354,000 (25%) to $16,215,000, from $21,569,000 in 2002. Net premiums earned reflect the Company's share (40% for 2003) of pooled net premiums earned for the second quarter of 2003. Net investment income decreased 20% to $2,183,000 in 2003, from $2,727,000 in 2002, due to a 109 basis point decrease (19%) in the average investment portfolio yield and a 3% decrease in average invested assets. Net realized investment gains increased $740,000 or 56% to $2,050,000. The majority of the realized investment gains resulted from the Company taking advantage of a share repurchase program on an otherwise illiquid security. Other revenues decreased $86,000 or 41% due to a decline in service fee income related to the decrease in premiums written.



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

     The Company's share of group-wide or combined direct premiums written in accordance with the Reinsurance Pooling Agreement for the second quarter of 2003 was $18,257,000. The Company's direct premiums written in the same period in 2002 were $17,639,000. The table below reflects direct premiums written (DWP) by major category for the three months ended June 30, 2003 and 2002.

                                                                              MNH
                                                                             Pooled        MNH
                                      Group-wide DWP                         Share         DWP
                                      --------------                         -----         ---
                                    Three months ended                       Three months ended
                                         June 30,                                 June 30,
                                     2003        2002         Variance       2003          2002
                                   -------      -------       --------        -------      -------
                                                           (000's omitted)

Voluntary Personal Lines           $16,240      $17,179           (5%)      $ 6,496      $ 9,851
Voluntary Commercial Lines          27,954       24,701           13%        11,181        6,128
Involuntary                          1,451        1,875          (23%)          580        1,660
                                   -------      -------                     -------      -------
Total Direct Written Premiums      $45,645      $43,755            4%       $18,257      $17,639
                                   =======      =======                     =======      =======


     The 5% decrease in group-wide voluntary personal lines direct premiums written, which represented 36% and 39% of total group-wide direct premiums written for the six month periods ended June 30, 2003 and 2002, respectively, resulted from an 8% decrease in private passenger auto (PPA) direct premiums written, slightly offset by a 3% increase in homeowners direct premiums written. The decrease in PPA direct premiums written is primarily the result of the group's policy, implemented in 2002, not to write new PPA policies in certain jurisdictions.

     The 13% increase in group-wide voluntary commercial lines direct premiums written, which represented 61% and 56% of total group-wide direct written premiums for the six month periods ended June 30, 2003 and 2002, respectively, was primarily the result of higher pricing. With the exception of workers' compensation, direct premiums written increased during the quarter for each of the group's commercial lines of business.

     Net losses and LAE decreased $3,502,000 or 22% to $12,351,000 in 2003 compared to $15,853,000 in 2002. The loss and LAE ratio increased 2.7 percentage points from 73.5% in 2002 to 76.2% in 2003.


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


       Total amortization of deferred policy acquisition costs and other underwriting expenses were $5,412,000 for the second quarter of 2003, a decrease of $1,711,000, or 24%, from $7,123,000 for the second quarter of 2002, which is consistent with the 25% decrease in net premiums earned. The statutory combined ratio for the second quarter of 2003 decreased to 107.7 from 109.2 in the same period in 2002 due to a 4.1 percentage point decrease in the expense ratio more than offsetting the aforementioned 2.7 percentage point increase in the loss and LAE ratio. The retrospective reinsurance commission to be received from Mutual pursuant to the Reinsurance Pooling Agreement reduced the statutory expense ratio by 1 percentage point.

         The provision for income taxes includes the effect of a May 2003 change in New York State law with respect to the taxation of non-life insurance companies. This change eliminates state income taxes for all insurance companies and increases the premium tax rate from 1.3% to 2.0%. As a result of this change, MGI reduced its deferred tax liability with respect to New York State income taxes, to $0, and recorded a one-time benefit, net of federal income taxes to its income tax provision of $505,000 ($.24 per diluted share) during the three months ended June 30, 2003.

Six Month Period Comparisons:
-----------------------------

         Revenues for the six month period ended June 30, 2003 were $39,193,000, a 24% decrease from 2002. Net premiums earned were $32,356,000 a decrease of $12,343,000 or 28% from the year earlier period. Net investment income decreased $783,000, or 15%, to $4,514,000 due to a 4% decrease in average invested assets and a 102 basis point decrease (18%) in the average investment portfolio yield. Net realized investment gains increased 57% to $2,166,000 from $1,383,000 in 2002.


                                   -- MORE --

         Net losses and LAE decreased $8,481,000 (25%) to $25,268,000 for the first six months of 2003 from $33,749,000 in 2002, primarily due to the decrease in net earned premiums. The loss and LAE ratio increased to 78.1% in 2003, compared to 75.5% in 2002.

         Total amortization of deferred policy acquisition costs and other underwriting expenses were $10,795,000 for the six months ended June 30, 2003, a decrease of $4,192,000 or 28% from $14,987,000 for the six months ended June 30, 2002. This decrease is primarily the result of the 28% decrease in net premiums earned. The statutory combined ratio for the six months ended June 30, 2003 increased to 111.1 from 110.8 in the same period in 2002. A 2.6 percentage point increase in the loss and LAE ratio was partly offset by a 2.3 percentage point decrease in the expense ratio. The retrospective reinsurance commission to be received from Mutual pursuant to the Reinsurance Pooling Agreement reduced the statutory expense ratio by .8 percentage points.

Other Information:
------------------

         Book value per common share at June 30, 2003 increased to $33.34 from $32.19 at December 31, 2002.

         The Company announced the declaration of a quarterly cash dividend on its common stock of $.10 per share, payable September 5, 2003 to shareholders of record as of the close of business on August 20, 2003.

         Merchants Group, Inc. through its wholly-owned subsidiary, Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to preferred risk individuals and businesses in the Northeast United States. The Company is headquartered in Buffalo, New York.

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                                * * * * * * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

         Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions. Words such as "believes," "forecasts," "intends," "possible," "expects," "anticipates," "estimates," or "plans," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company's dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company's dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.


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                              Merchants Group, Inc.
                      Consolidated Statement of Operations
                     (in thousands except per share amounts)


                                            Six months ended                             Three months ended
                                                June 30                                        June 30,
                                                -------                                        --------
                                           2003          2002               % Change       2003          2002          % Change
                                           ----          ----               --------       ----          ----          --------
                                                                                (unaudited)
Revenues:
Net premiums earned                      $ 32,356      $ 44,699              (27.6)      $ 16,215      $ 21,569           (24.8)
Net investment income                       4,514         5,297              (14.8)         2,183         2,727           (19.9)
Net realized investment gains               2,166         1,383               56.6          2,050         1,310            56.5
Other revenues                                157           437              (64.1)           124           210           (41.0)
                                         --------      --------                          --------      --------
Total revenues                             39,193        51,816              (24.4)        20,572        25,816           (20.3)
                                         --------      --------                          --------      --------
Expenses:
Net losses and loss
   adjustment expenses                     25,268        33,749              (25.1)        12,351        15,853           (22.1)
Amortization of deferred
   policy acquisition costs                 8,431        11,845              (29.0)         4,225         5,716           (26.2)
Other underwriting expenses                 2,364         3,142              (24.2)         1,187         1,407           (15.0)
                                         --------      --------                          --------      --------
Total expenses                             36,063        48,736              (26.0)        17,763        22,976           (22.7)
                                         --------      --------                          --------      --------
Income before income taxes                  3,130         3,080                1.6          2,809         2,840            (1.1)

Provision for income taxes                    391         1,234              (68.3)           286         1,136           (74.8)
                                         --------      --------                          --------      --------
Net income                               $  2,739      $  1,846               48.4       $  2,523      $  1,704            48.1
                                         ========      ========                          ========      ========
Earnings per share:
   Basic                                 $   1.30      $    .86               51.2       $   1.20      $    .81            48.1
                                         ========      ========                          ========      ========
Weighted average shares outstanding
   Diluted                               $   1.30      $    .86               51.2       $   1.20      $    .81            48.1
                                         ========      ========                          ========      ========
Weighted average shares outstanding
   Basic                                    2,110         2,141                             2,110         2,110
   Diluted                                  2,111         2,145                             2,110         2,115
GAAP Combined Ratio                         111.5         109.0                             109.5         106.5
Statutory Combined Ratio                    111.1         110.8                             107.7         109.2



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

                              Merchants Group, Inc.
                      Consolidated Condensed Balance Sheet
                                 (in thousands)



                                                              June 30,    December 31,
                                                              --------    ------------
                                                                2003          2002
                                                                ----          ----
                                                            (unaudited)
Assets
------

Investments                                                   $218,404      $209,937
Premiums receivable                                             17,112        14,496
Deferred policy acquisition costs                                8,756         8,817
Deferred federal income tax benefit                              4,511         4,195
Other assets                                                    34,021        31,271
                                                              --------      --------
       Total assets                                           $282,804      $268,716
                                                              ========      ========

Liabilities and Stockholders' Equity
------------------------------------

Liabilities:
  Reserve for losses and loss
    adjustment expenses                                       $147,254      $147,136
  Unearned premiums                                             34,565        35,119
  Payable for securities                                         4,612             -
  Short-term borrowings                                         11,692             -
  Other liabilities                                             14,324        18,537
                                                              --------      --------
       Total liabilities                                       212,447       200,792
                                                              --------      --------

Stockholders' equity:                                           70,357        67,924
                                                              --------      --------

       Total liabilities and stockholders' equity             $282,804      $268,716
                                                              ========      ========





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